Exhibit 10.1(c)
PERFORMANCE SHARE AGREEMENT
RenaissanceRe Holdings Ltd. (the “Company”), pursuant to its First Amended and Restated 2026 Long-Term Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the Participant the number of Performance Shares set forth in the Notification of Grant Award delivered herewith (the “Grant Notice”), which is incorporated herein and forms a part hereof (collectively, this “Agreement”). The Performance Shares are subject to all of the terms and conditions as set forth in this Agreement, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.
Definitions:    For purposes of this Agreement, the following definitions shall apply:
“Average BVPS Plus AD Growth” means a fraction, (i) the numerator of which is the sum of the BVPS Plus AD Growth for each Performance Year during the Performance Period, and (ii) the denominator of which is three (3).
“Average Underwriting Expense Ratio” means a fraction, (i) the numerator of which is the sum of the Underwriting Expense Ratio for each Performance Year during the Performance Period, and (ii) the denominator of which is three (3).
“Book Value Per Share” means, as of any date, the book value per share of Stock, as of such date, determined in accordance with GAAP.
“BVPS Plus AD Growth” means, with respect to any Performance Year, the percentage change in the Book Value Per Share plus accumulated dividends from the Reference BVPS Amount to the Measurement BVPS Plus AD Amount, in each case, with respect to such Performance Year.
“Measurement BVPS Plus AD Amount” means, with respect to any Performance Year, the sum of (i) the Book Value Per Share as of the last day of such Performance Year, and (ii) the aggregate of all dividends paid with respect to the Stock during such Performance Year.
“Measurement Price” means, with respect to any Change in Control, the average of the closing prices of the Stock for each of the twenty (20) trading days

Exhibit 10.1(c)
ending on (and including) the date of the consummation of such Change in Control.
“Peer Group” means the following group of companies: [_____]; provided, however, that if (i) any of the companies ceases to be publicly traded for any reason following the Date of Grant and prior to the Committee’s determination of the relative Average Underwriting Expense Ratio or Total Shareholder Return, as applicable, with respect to the Performance Period or (ii) if sufficient data with respect to any of such companies is not available to the Committee to calculate relative Underwriting Expense Ratio or Total Shareholder Return, as applicable, for the Performance Period, such company or companies shall not be members of the Peer Group.
“Performance Period” means the three (3) year period commencing January 1, [____] and ending December 31, [____].
“Performance Year” means fiscal year [____], fiscal year [____] or fiscal year [____], as applicable.
“Reference BVPS Amount” means, with respect to any Performance Year, the Book Value Per Share as of the date immediately prior to the first day of such Performance Year.
“Reference Price” means, with respect to any Change in Control, the average of the closing prices of the Stock for each of the twenty (20) trading days ending on (and including) the date immediately prior to the date on which such Change in Control is publicly announced, as determined by the Committee.
“Service Period” means the period commencing on the Date of Grant and ending on December 31, [_____].
“Total Shareholder Return” means, as of the date of the consummation of any Change in Control, the percentage change in the value of the Stock from the Reference Price to the Measurement Price as of such date (plus the dividends paid with respect to the Stock during the period commencing on the date immediately prior to the date on which the Company publicly announces such Change in Control and ending on the date of the consummation of such Change in Control), as determined by the Committee in its sole discretion.

Exhibit 10.1(c)
“Underwriting Expense Ratio” means, with respect to any Performance Year, the underwriting expense ratio as provided in publicly disclosed annual financial statements or as provided by an external source selected by the Committee, in each case, as determined by the Committee in its sole discretion.
Vesting Percentage:    “Vesting Percentage” shall, with respect to Book Value Shares, be a function of the Average BVPS Plus AD Growth achieved for the Performance Period, to be determined as follows:

Achievement Level	Average BVPS Plus AD Growth	Vesting Percentage for Book Value Shares
Maximum	[ ]%	[__]%
Target	[ ]%	[__]%
Threshold	[ ]%	[__]%
Below Threshold	< [ ]%	0
In the event that the Average BVPS Plus AD Growth for the Performance Period falls between any of the stated Average BVPS Plus AD Growth percentages in the table above, the Vesting Percentage for Book Value Shares shall be determined using a linear interpolation from the next lowest stated percentage. For all purposes of this Agreement, the Plan, and any applicable Participant Agreement, the Average BVPS Plus AD Growth associated with the “target” achievement level shall be deemed to be “target” performance. No Book Value Shares shall vest if the Average BVPS Plus AD Growth is below the Average BVPS Plus AD Growth associated with the “threshold” achievement level, subject to the Industry Loss Adjustment provision of this Agreement.
With respect to Expense Ratio Shares, the Vesting Percentage shall be a function of the Average Underwriting Expense Ratio achieved by the Company for the Performance Period relative to the Peer Group, expressed as the Company’s ordinal rank among the Peer Group, to be determined as follows:

Exhibit 10.1(c)

Achievement Level	Relative Average Underwriting Expense Ratio Rank	Vesting Percentage for Expense Ratio Shares
Maximum	[ ] (highest)	[__]%
Target	[ ]	[__]%
Threshold	[ ]	[__]%
Below Threshold	< [ ]	0
provided, however, that, in the event that the composition of the Peer Group changes during the Performance Period, the Committee shall adjust (i) the relative Average Underwriting Expense Ratio associated with the “target” achievement level for such Performance Period to be the ordinal rank that immediately exceeds the 50th percentile among such new Peer Group, and (ii) the relative Average Underwriting Expense Ratio associated with the “threshold” achievement level for such Performance Period to be the percentile rank equal to the whole ordinal rank that immediately exceeds the [ ] percentile among such new Peer Group.
In the event that the relative Average Underwriting Expense Ratio for the Performance Period falls between any of the stated ordinal rankings above, the Vesting Percentage for Expense Ratio Shares shall be determined using a linear interpolation from the next lowest stated ordinal ranking. For all purposes of this Agreement, the Plan, and any applicable Participant Agreement, relative Average Underwriting Expense Ratio associated with the “target” achievement level among the Peer Group shall be deemed to be “target” performance. No Expense Ratio Shares shall vest if the Average Underwriting Expense Ratio relative to the Peer Group is below the relative Average Underwriting Expense Ratio associated with the “threshold” achievement level.
Notwithstanding anything herein to the contrary, the Committee may decrease the Vesting Percentage with respect to any of the Performance Shares, in its sole discretion.
Industry Loss Adjustment:    Notwithstanding anything herein to the contrary, in the event that (i) there are global catastrophic industry loss event(s) during any Performance Year totaling $[  billion] or greater in the aggregate (as determined

Exhibit 10.1(c)
by the Committee in its sole discretion) and (ii) the BVPS Plus AD Growth for such Performance Year is below the percentage associated with the “threshold” achievement level, the BVPS Plus AD Growth for such Performance Year shall be the percentage associated with the “threshold” achievement level; provided, however, that the Committee in its sole discretion may determine to apply the “below threshold” achievement level for BVPS Plus AD Growth for such Performance Year if the Committee determines that the Company’s performance against its modelled outcomes for such event(s) was not within the acceptable modelled range.
Change in Control:    Notwithstanding anything herein to the contrary, in the event of a Change in Control during the Service Period in connection with which the Performance Shares are not assumed or substituted, the Vesting Percentage for all Performance Shares will be a function of the Total Shareholder Return achieved as of the date of the consummation of such Change in Control, to be determined as follows:

Achievement Level	Total Shareholder Return	Vesting Percentage
Maximum	[__]%	[__]%
Target	[__]%	[__]%
Threshold	[__]%	[__]%
Below Threshold	< [__]%	[__]%
In the event that the Total Shareholder Return achieved as of the date of the consummation of such Change in Control falls between any of the stated Total Shareholder Return percentages in the table above, the Vesting Percentage for all Performance Shares shall be determined using a linear interpolation from the next lowest stated percentage.
Performance Objectives:    For purposes of this Agreement, the Performance Objectives shall be Average BVPS Plus AD Growth, Average Underwriting Expense Ratio and/or Total Shareholder Return, as applicable.
Performance Objective Adjustment:     The Committee may adjust the Performance Objectives set forth herein to exclude the impact of any acquisitions or dispositions of businesses or business segments by the Company, one-time non-operating charges, unusual or nonrecurring items, accounting changes (including the early adoption of any

Exhibit 10.1(c)
accounting change mandated by any governing body, organization or authority), changes in tax laws, impact of discontinued operations, restatements of prior period financial results, and any other events or transactions that may result in distortion of such Performance Objectives. In addition, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives set forth herein unsuitable, the Committee may modify such Performance Objectives, in whole or in part, as the Committee deems appropriate and equitable.
Performance Share Amounts:    “Book Value Shares” shall consist of [_____] Performance Shares.

“Expense Ratio Shares” shall consist of [_____] Performance Shares.
Vesting Schedule:    Subject to the Participant’s continued service with the Company or any of its Affiliates through the Service Period (except as otherwise provided in any other agreement between the Participant and the Company pertaining to the Performance Shares, including any applicable Participant Agreement, in which case the terms of such other agreement shall apply to the Performance Shares), a number of Performance Shares shall vest upon the expiration of the Service Period equal to the product of (x) the total number of Performance Shares multiplied by (y) the Vesting Percentage. The total number of vested Performance Shares shall be delivered following the later of (i) expiration of the Service Period and (ii) the Committee’s determination of the achievement level of the applicable Performance Objectives. Performance Shares that are no longer eligible to vest following the Committee’s determination of the achievement level of the applicable Performance Objectives shall immediately be forfeited to the Company by the Participant for no consideration as of the date of such determination.
Termination of Employment     In the event of the Participant’s Termination for any
or Service:    reason (except as otherwise provided in any other agreement between the Participant and the Company pertaining to the Performance Shares, including any applicable Participant Agreement, in which case the

Exhibit 10.1(c)
terms of such other agreement shall apply to the Performance Shares), all Performance Shares that have not vested as of the date of such Termination shall be immediately forfeited to the Company by the Participant for no consideration as of such date.
Dividends:    As contemplated by Section 7(a) of the Plan, cash dividends and stock dividends, if any, with respect to the Performance Shares shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture and vesting to the same degree as the Performance Shares to which such dividends relate. No interest will accrue or be paid on the amount of any cash dividends withheld. Accrued dividends that remain unpaid following the Committee’s determination of the achievement level of the applicable Performance Objectives during the Performance Period or the Participant’s Termination for any reason shall be immediately forfeited for no consideration as of the date of such determination or Termination, as applicable. No dividends will accrue or be withheld by the Company on the Participant’s behalf pursuant to this Agreement or the Plan with respect to any Performance Shares on or following the date on which they vest in full.
Additional Terms:    The Performance Shares granted hereunder shall be registered in the Participant’s name on the books of the Company, and subject to appropriate transfer restrictions while the Performance Shares remain unvested, and for such additional time as the Committee determines appropriate.
The Company shall deduct from any payment to the Participant pursuant to this Agreement any federal, state or local income or other taxes required to be withheld in respect thereof in accordance with Section 16 of the Plan.
This Agreement does not confer upon the Participant any right to continue as an employee or service provider.
By accepting this Agreement, the Participant acknowledges that this Agreement is subject to the Company’s Policy on Recoupment of Incentive Compensation.

Exhibit 10.1(c)
This Agreement shall be construed and interpreted in accordance with the laws of Bermuda, without regard to the principles of conflicts of law thereof.

THE PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS AGREEMENT AND THE PLAN, AND AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE SHARES HEREUNDER, AGREES TO BE BOUND BY THE TERMS THIS AGREEMENT AND THE PLAN.